 Exhibit 10.3

This instrument is subject to the terms of aN Intercreditor Agreement, dated AUGUST 13, 2012, between Wells Fargo BANK, NATIONAL ASSOCIATION, PRENTICE CONSUMER PARTNERS, LP, A DELAWARE LIMITED PARTNERSHIP AND RHO VENTURES VI, L.P., A DELAWARE LIMITED PARTNERSHIP (the “INTERCREDITOR AGREEMENT”). payor shall furnish a copy of THE intercreditor agreement upon written request and without charge.

THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. CERTIFICATES REPRESENTING ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE SHALL INCLUDE A LEGEND TO SIMILAR EFFECT AS THE FOREGOING.

BLUEFLY, INC.

SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$1,500,000

New York, New York	August 13, 2012

FOR VALUE RECEIVED, the undersigned, BLUEFLY, INC., a Delaware corporation (the “Payor” or the “Company”), promises to pay to the order of Rho Ventures VI L.P., a Delaware limited partnership, or its registered assign (the “Payee”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) and interest on the outstanding principal balance as set forth herein.

1.          Interest Rate; Payment.

(a)          The outstanding principal balance of this Secured Subordinated Convertible Promissory Note (this “Note”) shall bear interest at an annual rate equal to 12% per annum, with interest accruing, from and including the date hereof, on a cumulative, compounding basis. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed, and, subject to Section 5, shall be payable only upon repayment of the principal on any Repayment Date (as defined below) in cash.

(b)          The outstanding principal and all accrued and unpaid interest shall be paid in full upon the earliest to occur of (i) August 13, 2013, (ii) a Change of Control (as defined below) and (iii) the date on which the Company consummates a debt or equity financing

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(other than a Permitted Refinancing) resulting in proceeds to the Company of at least $7,500,000 (excluding for this purpose any proceeds received by the Company on account of the conversion of any notes, including this Note, or the exercise of any warrants, in each case, whether currently outstanding or hereafter issued) (the “Maturity Date”), unless repaid earlier pursuant to the provisions of Section 2 (the date of any payment pursuant to Section 2 and the Maturity Date, collectively referred to as a “Repayment Date”) or unless converted into Conversion Securities (as defined below) pursuant to Section 5 on or prior to the Maturity Date. On a Repayment Date, the Payor shall pay the applicable amount of principal and interest in lawful money of the United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time. “Change of Control” means (1) the Company consummating a transaction or series of related transactions to effectuate any sale or other disposition of all or substantially all of its assets, (2) the Company consummating a consolidation or merger with or into another entity (other than a merger of the Company with and into one of its wholly-owned subsidiaries), (3) any “Person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (as defined in Rule 13d-5, promulgated under the Exchange Act) other than Payee and/or its affiliates and one or more of Quantum Industrial Partners, LDC, SFM Domestic Investments, LLC, Maverick Capital, Ltd., Rho Ventures, L.P., Prentice Capital Management, LP and/or their affiliates or any group that includes any such Person, becoming the beneficial owner (as determined by Rule 13d-3, promulgated under the Exchange Act), directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors, or (4) any other sale of a majority of the outstanding equity of the Company, in one transaction or in a series of transactions.

2.          Prepayment Upon Event of Default.

(a)          Upon the occurrence of an Event of Default (under Section 3(d) or (e)), the outstanding principal of and all accrued interest on this Note shall be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Payor, notwithstanding anything contained herein to the contrary.

(b)          Subject to the terms of the Intercreditor Agreement, the Payee shall, at their sole option, have the right to require Payor to pay the outstanding principal of and all accrued interest on this Note upon the occurrence of any Event of Default under Section 3(a), (b), (c), (f), (g) or (h).

(c)          Any prepayment under this Section 2 shall include payment of reasonable costs and expenses, if any, of the Payee associated with such prepayment.

3.          Events of Default. An “Event of Default” shall occur if:

(a)           the Payor shall default in the payment of the principal of or interest payable on this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for two days;

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(b)           the Payor shall fail to observe or perform any covenant or agreement contained in this Note, and such failure shall continue for ten business days after Payor receives notice of such failure;

(c)           any representation, warranty, certification or statement made by or on behalf of the Payor in this Note or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

(d)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Payor or of a substantial part of Payor's respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a “Bankruptcy Law”), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Payor, (C) the winding up or liquidation of any Payor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

(e)           the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (d), above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

(f)           one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Payor and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

(g)           the Payor shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $125,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

(h)          any material provisions of this Note shall terminate or become void or unenforceable or the Payor shall so assert in writing.

4.          Security.

(a)           Grant of Security. Subject to the terms of the Intercreditor Agreement, the Company hereby grants to and creates in favor of Payee a continuing security

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interest and lien under the UCC (as defined below) and all other applicable laws in and to all Collateral (as defined below), as security for the full and timely payment, observance and performance of this Note. “Collateral” means any and all of the now existing and hereafter acquired personal property assets of the Company and its subsidiaries.

(b)           Rights in Collateral. Company represents, warrants and covenants that it has and shall have at all times good and valid title to all of the Collateral, free and clear of all Liens (as such term is defined in that certain Amended and Restated Credit Agreement, dated as of June 17, 2011, by and between Bluefly, Inc. and Wells Fargo Bank, National Association, as amended, restated or refinanced from time to time (the “Credit Agreement”)), other than (i) Liens in favor of Wells Fargo Bank, National Association under the Credit Agreement and (ii) Permitted Encumbrances (as such term is defined in the Credit Agreement). Company represents and warrants that this Note creates a valid security interest in the Collateral and, upon the filing of financing statements in the State of Delaware, such security interest shall constitute a perfected lien on and security interest in all Collateral in which a security interest may be perfected by filing a financing statement pursuant to the Uniform Commercial Code (the “UCC”).

(c)           Preservation of Security Interest. Company shall diligently preserve and protect Payee’s security interest in the Collateral and shall, at its expense, cause such security interest to be and remain perfected so long as this Note or any portion thereof or obligation hereunder remains outstanding and unpaid and, for such purposes, Company shall, from time to time at Payee’s reasonable request and at Company’s expense, file or record, or cause to be filed or recorded, such instruments, documents and notices (including, without limitation, financing statements and continuation statements) as may be necessary to perfect and continue such security interests. Company shall do all such other acts and things and shall execute and deliver all such other instruments and documents as Payee may reasonably request from time to time to protect and preserve the priority of Payee’s security interest in the Collateral, as a perfected security interest in the Collateral.

5.          Conversion.

(a)          Right to Convert.

(i)          Subject to the terms and conditions of this Section 5 and to stockholder approval (and so subject only to the extent required by the rules of the Nasdaq Capital Market or any other national securities exchange or quotation system upon which the Payor’s common stock, par value $0.01 per share (“Common Stock”), may be listed from time to time), the Payee shall have the right, at its option, , upon or immediately following the consummation of any Subsequent Round of Financing (as defined below), to convert all of the outstanding principal and interest of this Note (the “Principal Obligations”) into a number of fully paid and nonassessable Subsequent Round Securities (with the most favorable terms received by any investor in such Subsequent Round of Financing) equal to the quotient obtained by dividing the aggregate amount of Principal Obligations to be converted by the lowest price per Subsequent Round Security paid by any investor in such Subsequent Round of Financing. Written notice of a Subsequent Round of Financing stating the date on which such Subsequent Round of Financing is expected to become effective and describing the terms and conditions of

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such Subsequent Round of Financing shall be delivered by the Company to, and received by, the Payee not less than 10 days prior to the consummation of such Subsequent Round of Financing.

(ii)          Subject to the terms and conditions of this Section 5 and to stockholder approval (and so subject only to the extent required by the rules of the Nasdaq Capital Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time), the Payee shall also have the right, at its option, at any time and from time to time, to convert all or any portion of the Principal Obligations into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the aggregate amount of Principal Obligations to be converted by $1.05 (such quotient, the “Conversion Price”).

(b)          Procedure for Conversion. In order to convert all or any portion of the Principal Obligations, the Payee shall (i) surrender this Note, duly endorsed, at the office of the Payor and (ii) simultaneously with such surrender, notify the Payor in writing of its election to convert all or a portion of the Principal Obligations, which notice shall specify the amount of Principal Obligations to be so converted, and whether such conversion is for Common Stock or Subsequent Round Securities. The date on which the Note is surrendered for conversion is referred to herein as the “Conversion Date.” As soon as practicable after the Conversion Date, the Payee shall be entitled to receive a certificate or certificates, registered in such name or names as the Payee may direct, representing the Conversion Securities issuable upon conversion of the applicable Principal Obligations, along with a new promissory note, in the same form as this Note, reflecting any Principal Obligations that have not been so converted and any obligations in respect of accrued and unpaid interest on converted Principal Obligations; provided that the Payee shall be treated for all purposes as the record holder of such Conversion Securities as of the Conversion Date. The issuance of Conversion Securities upon conversion of any Principal Obligations shall be made without charge to the Payee for any issuance tax in respect thereof; provided that the Payor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Payee.

(c)          Reservation of Shares. Payor shall reserve and keep available solely for issuance upon the conversion of Principal Obligations such number of shares of Conversion Securities as will from time to time be sufficient to permit the conversion of all outstanding Principal Obligations, and, if applicable, shall take all action to increase the authorized number of Conversion Securities if at any time there shall be insufficient authorized but unissued Conversion Securities to permit such reservation or permit the conversion of all outstanding Principal Obligations. The Payor covenants that all Conversion Securities that shall be so issued shall be duly authorized, validly issued, fully paid and non-assessable by the Payor, not subject to any preemptive rights, and free from any taxes, liens and charges with respect to the issue thereof. The Payor will take all such action as may be necessary to ensure that all such Conversion Securities may be so issued without violation of any applicable law or regulation, or any requirement of any national securities exchange or quotation system upon which the Common Stock may be listed.

(d)           Certain Adjustments. The provisions of this paragraph (d) shall apply only to any conversion of this Note pursuant to Section 5(a)(ii).

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(i)          Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Note the Company shall (i) pay a dividend on Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon conversion of this Note will be adjusted so that the Payee will be entitled to receive the number and kind of shares of capital stock that such Payee would have owned or been entitled to receive upon or by reason of such event had this Note been converted immediately prior thereto, and the Conversion Price will be adjusted as provided below in paragraph (d)(v).

(ii)          Extraordinary Distributions. If at any time after the date of issuance of this Note, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged,) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends do not exceed the Company’s retained earnings and (B) dividends payable in shares of capital stock for which adjustment is made under paragraph (d)(i), above), or rights, options or warrants to subscribe for or purchase securities of the Company, then in each such case the number of shares of Common Stock to be delivered to such Payee upon conversion of this Note shall be increased so that the Payee thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Payee would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Conversion Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights, options or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Conversion Price.

(iii)          Reorganization, etc. If at any time after the date of issuance of this Note any consolidation of the Company with or merger of the Company with or into any other person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a “Reorganization Event”), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for the Common Stock, then this Note shall automatically become convertible only for the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon conversion of this Note had this Note been converted immediately before such Reorganization Event, subject to

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adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5(d). The Company shall not enter into any of the transactions referred to in this paragraph (d)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this paragraph (d)(iii).

(iv)          Carryover. Notwithstanding any other provision of this Section 5(d), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Payee (or to the Conversion Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

(v)          Conversion Price Adjustment. Whenever the number of shares of Common Stock issuable upon the conversion of the Note is adjusted as provided pursuant to this Section 5(d), the Conversion Price payable upon the conversion of this Note shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable upon the conversion of this Note immediately thereafter; provided, however, that the Conversion Price shall in no event be less than the par value of a share of such Common Stock.

(vi)          Notice of Adjustment. Whenever the number of shares of Common Stock issuable upon the conversion of this Note or the Conversion Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Payee, notice of such adjustment or adjustments setting forth the number of shares of Common Stock issuable upon the conversion of this Note and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(e)          Certain Definitions. For purposes of this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Conversion Securities” means Common Stock or Subsequent Round Securities, as applicable.

“Permitted Refinancing” means the incurrence of any indebtedness of the Company or any of its subsidiaries in exchange for, or the net proceeds of which are used to refinance indebtedness of the Company or any of its subsidiaries incurred pursuant to the Credit Agreement, provided that the aggregate amount committed by the lenders in any such refinancing indebtedness is not greater than 110% of the aggregate amount committed by the lenders under the Credit Agreement that is being so refinanced, plus the amount of any fees and expenses associated therewith.

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“Subsequent Round of Financing” means the offer and sale for cash by the Company of its equity securities resulting in proceeds to the Company of at least $7,500,000 (excluding for this purpose any proceeds received by the Company on account of the conversion of any notes, including this Note, or the exercise of any warrants, in each case, whether currently outstanding or hereafter issued).

“Subsequent Round Securities” means the equity securities sold in the Subsequent Round of Financing; provided that, to the extent that two or more types or classes of equity securities are sold as a unit in the Subsequent Round of Financing, “Subsequent Round Securities” shall mean a unit consisting of the same types or classes of equity securities, in the same proportion, as the units sold in the Subsequent Round of Financing.

6.          Financial Covenant. For so long as this Note remains outstanding, the Company shall at all times maintain Total Current Assets (as reflected in the financial statements of the Company filed from time to time with the United States Securities and Exchange Commission and prepared in accordance with GAAP) in excess of $20,000,000. “Total Current Assets” means cash, marketable securities, accounts receivable, inventory (including prepaid inventory), prepaid expenses and other current items as reflected in the line item entitled “Total Current Assets” on the consolidated balance sheet of the Company and its subsidiaries that will be converted into cash within 12 months of the date of such consolidated balance sheet, calculated on a net basis consistent with the Company’s past practice with respect to calculation of “Total Current Assets.”

7.          Suits for Enforcement.

(a)           Upon the occurrence of any one or more Events of Default, subject to the Intercreditor Agreement, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right it may have as a holder of this Note.

(b)           The holder of this Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

(c)           In case of any Event of Default, the Payor will pay to the holder of this Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.

8.          Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with the provisions of the Note and Warrant Purchase Agreement, dated as of the date hereof, by and among the Payor and the investors party thereto.

9.          Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Payor may not

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assign any of its rights or obligations under this Note without the prior written consent of Payee. The Payee may assign all or a portion of their rights or obligations under this Note to an affiliate without the prior written consent of the Payor.

10.          Amendment and Waiver.

(a)           No failure or delay on the part of the Payor or Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payor or Payee at law, in equity or otherwise.

(b)          Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Payor from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Payor and the Payee and (ii) only in the specific instance and for the specific purpose for which made or given.

11.          Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.          GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

13.          Costs and Expenses. The Payor hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the reasonable fees, expenses, disbursements and other charges of counsel to the Payee) of the Payee arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlement of this Note or the indebtedness arising hereunder.

14.          Waiver of Jury Trial and Setoff. The Payor hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Payor and the Payee; and the Payor hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

15.          Consent to Jurisdiction. The Payor hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant to this Agreement.

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16.          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

17.          Entire Agreement. This Note is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

18.          Further Assurances. The Payor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Note.

IN WITNESS WHEREOF, the Payor has executed and delivered this Secured Subordinated Convertible Promissory Note on the date first above written.

BLUEFLY, INC.

By:	/ s / Joseph Park
Name:	Joseph Park
Title:	CEO

Agreed to and accepted as of the date
first written above:

RHO VENTURES VI, L.P. By: RMV VI, L.L.C., its General Partner By: Rho Capital Partners LLC, its Managing Member

By:	/ s / Jeffrey Martin
Name:	Jeffrey Martin
Title:	Attorney-in-fact